Exhibit 99.1

May 23, 2007 Stephen I. Chazen Senior Executive Vice President and Chief Financial Officer UBS 2007 Global Oil & Gas Conference

Worldwide Oil & Gas Operations Long Beach Permian Basin Hugoton Elk Hills Colombia Libya Oman UAE Yemen Qatar Argentina Bolivia

Additional Growth Opportunities Base Production (2010). New EOR/development projects Middle East/North Africa . Latin America Exploration . Domestic acquisitions Total 655 - 730 50 - 75 20 - 30 20 - 40 35 - 50 780 - 925 Thousand BOE/Day 7.1% - 9.4% 10.9% - 14.7% Growth Rate Production Excludes production from the Vanyoganneft joint venture in Russia which was sold in January 2007. Excludes production from Horn Mountain (GoM) and Pakistan resulting from asset swap/sale with BP announced in April 2007.

Worldwide Production Outlook Thousand BOE/Day 466 590 640 650 545 600 660 690 730 Variance = 9.4% Minimum = 7.1% 2005 2006 2007E 2008E 2009E 2010E Assumes $50 WTI Price 655 Excludes production from the Vanyoganneft joint venture in Russia which was sold in January 2007. For GAAP reconciliation see www.oxy.com. Excludes production from Horn Mountain (GoM) and Pakistan resulting from asset swap/sale with BP announced in April 2007. 0 100 200 300 400 500 600 700 800 US Eastern Hemisphere Latin America Variance

Worldwide Production Outlook Does not depend on exploration success Does not include future acquisitions Does not include new EOR/development projects Range reflects timing differences

BP Transactions Oxy acquiring BP’s West TX pipeline system in the Permian Basin and BP to acquire Oxy’s interests in Pakistan, currently operated by BP. Oxy will receive certain of BP’s oil and gas interests in the Permian Basin and BP’s interest in the Sheep Mountain CO2 field and related infrastructure. BP will receive Oxy’s Horn Mountain interest in the DW Gulf of Mexico, currently operated by BP. Oxy Blocks BP Pipelines Oxy’s Centurion Pipelines BP Locations Oklahoma Texas Permian Basin Cushing New Mexico

Things To Watch For In 2007 Start-Up of the Dolphin Project Around Mid-Year Continued Ramp-Up in Drilling Activity at the Mukhaizna Project in Oman Drilling of 14 to 16 Exploratory Wells in Libya Continued Production Growth In Argentina Expect to Announce Success in Winning at Least Two High Potential Projects in the Middle East/North Africa This Year

UAE / Qatar – Dolphin Project Oxy’s interest is 24.5% Project status 300 mmcf/d of third-party supplied gas currently moving through pipeline to markets in Dubai. We expect first Dolphin gas to the plant in June, with gas flowing to UAE markets in July. Ramp up production toward initial 2 bcf/day by year-end

Oman – Mukhaizna Project Project Overview Gross Capital – $3.8 Billion 1800+ wells Central processing facility Water treatment plant Steam generation facilities Pipelines Increase gross production to150,000 barrels/day 2007 Work Program $400 – $450 MM (Net) Drill approximately 120 wells Steam injection continues

Libya Update – 2007 Expect to drill 14 to 16 exploration wells in 2007 10 to 12 onshore wells 4 offshore wells Seismic completed – Areas 106, 124, 163, NC 150, Offshore Areas 2007 Drilling Program Current Seismic Activity Completed Seismic Program NC143 NC145 NC150 NC74 NC144 NC29 36 53 35 52 163 131 59 106 124 103 102

Colombia Operations Politically Stable Country – 2006 production 33 mboe/day Caño Limon – Legacy Oil Field – Near Field Exploration Success – Contract Life Extended to Field Economic Limit La Cira Infantas – EOR Project With Large Remaining Reserves – Development & Production Tracking Original Plans Covenas Ayacucho Bucaramanga La Cira Infantas Venezuela Colombia CNA Pipeline Oleoducto de Colombia Vasconia Barranca Caricare Arauca Caño Limon

Argentina – Growth 2006 production – 36 mboe/day Inventory of 700 drilling locations – 2006: 135 wells – 2007: 190 wells Identified waterflood opportunities – Additional technology driven opportunities Consolidation opportunities Increase production to 70 mboed by 2011 San Jorge Basin Cuyo Basin Chile Brazil Argentina Uruguay Buenos Aires Vintage Properties

191 70 58 31 27 25 37 21 17 15 OXY CVX KMI APA XTO PXD COP HES XOM DVN Top 10 Permian Oil Producers 2006 Gross Operated Production (Thousand Barrels/Day) Source: 2006 IHS Energy Data

Oil & Gas Capital Program Growth Capital Base Capital Total Oil & Gas Capital 650 2,050 2,700 1,000 2,100 3,100 2006 2007 ($ in millions)

Gross Cash Flow Uses 43 19 — 26 12 100 2003 43 5 — 42 10 100 2004 Capital Acquisitions Share Repurchase Debt Reduction & Cash Dividends 2005 Percentage of Total 42 20 — 30 8 100 2006 44 23 23 - 10 100

First Quarter 2007 Cash Flow $3,200 $485 $785 $320 $815 $185 $80 $1,500 Available Cash Asset Sale Proceeds Acquisitions Capex Share Repurchase Reduction Dividends Other Ending Cash Balance $1,600 Flow From Cash Operations $1,600 ($ in millions) Debt Beginning Cash $3,200 $485 $785 $320 $815 $185 $80 $1,500 Available Cash Asset Sale Proceeds Acquisitions Capex Share Repurchase Reduction Dividends Other Ending Cash Balance $1,600 Flow From Cash Operations $1,600 ($ in millions) Debt Beginning Cash First Quarter 2007 Cash Flow $3,200 $485 $785 $320 $815 $185 $80 $1,500 Available Cash Asset Sale Proceeds Acquisitions Capex Share Repurchase Reduction Dividends Other Ending Cash Balance $1,600 Flow From Cash Operations $1,600 ($ in millions) Debt Beginning Cash $3,200 $485 $785 $320 $815 $185 $80 $1,500 Available Cash Asset Sale Proceeds Acquisitions Capex Share Repurchase Reduction Dividends Other Ending Cash Balance $1,600 Flow From Cash Operations $1,600 ($ in millions) Debt Beginning Cash For GAAP reconciliation see www.oxy.com.

 Equistar Sale – 8/02 34.0 - - - Dividends Paid-in-Kind – 12/02 – 12/04 4.6 - - - Equity Earnings & Dividends – 8/02 – 3/07 - $ 63 $ 58 $ 51 Purchase Shares – 10/03 2.7 $ (33) $ (33) - Sale of Shares – 5/05 & 11/06 (21.0) $ 549 $ 446 $ 147 Warrants Exercised – 2/07 0.7 - - $ 6 Subtotal 21.0 $ 579 $ 471 $ 204 Sale of Shares – 5/07 – 10/07 (21.0) $ 671 $ 520 $ 200 TOTAL $ 1,250 $ 991 $ 404 LYO Shares - History Divestment of Lyondell Holdings ($ Millions) Cash Net Event Shares Pre Tax After Tax Income

2006 Operating Profits as Percent of Sales Chemicals Profit Margins OxyChem 18.7 4.7 7.8 9.6 12.6 4.9 6.4 9.0 7.1 11.5 14.0 13.4 13.0 Nova Lyondell Dow Westlake Olin Georgia Gulf Eastman Huntsman Celanese FMC Rohm & Haas Air Products For GAAP reconciliation see www.oxy.com.

Corporate Strategy and Philosophy Focus on core areas – long-term production growth of 5 - 8% CAGR US - California & Permian Basin Middle East-North Africa Latin America Maintain strong balance sheet – Maintain “A” credit rating – Maintain investment discipline – Create value – Capture EOR projects with large volumes of oil in place – Acquire assets with upside potential – Maintain top quartile financial returns Maximize free cash flow from chemicals Continue to increase the dividend regularly

Creating Shareholder Value New projects must meet expectations for good returns Return Targets* Domestic – 15+% International – 20+% Compare new projects & asset acquisitions with share repurchases Make decisions based on creating long-term value for shareholders *Assumes Moderate Product Prices

Creating Shareholder Value $0.52 $0.55 $0.645 $0.80 Annual Dividend Payout Rate per share $0.50 $0.88 CAGR = 12% Establishing a track record of consistent dividend increases 2002 2003 2004 2005 2006 2007

Creating Shareholder Value Change In Equity Market Value Change In Shareholders’ Equity 2.5 2.1 2.4 Oxy’s Shareholder Equity versus Equity Market Value 1 - Year 3 - Year 5 - Year Building a History of Generating Shareholder Value ($ in millions) Market Value per $ of Equity Retained $10,386 $4,152 $23,166 $11,255 $32,589 $13,550

Occidental Petroleum Corporation Statements in this presentation that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks such as drilling of unsuccessful wells, global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher than expected costs; political risks; changes in tax rates; unrealized acquisition benefits or higher than expected integration costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. Additionally, the SEC requires oil and natural gas companies, in their filings, to disclose non-financial statistical information about their consolidated entities separately from such information about their equity holdings and not to show combined totals. Certain information in this presentation is shown on a combined basis; however, the information is disclosed separately in the Appendix. U.S investors are urged to consider carefully the disclosure in our Form 10-K, available through 1-888-699-7383 or at www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

 Occidental Petroleum Corporation

 Worldwide Production

 Thousand Barrels of Oil Equilavent per Day

 Reconciliation to Generally Accepted Accounting Principles (GAAP)

	Consolidated Subsidiaries			Other Interests			Worldwide
	OIL	GAS	BOE	OIL	GAS	BOE	OIL	GAS	BOE
PRODUCTION
2005	389	674	501	22	15	25	411	689	526
2006	456	735	578	19	22	23	475	757	601

Less - Russia
2005	—	—	—	25	15	28	25	15	28
2006	—	—	—	23	22	27	23	22	27

Less - Horn Mountain
2005	13	8	14	—	—	—	13	8	14
2006	12	7	13	—	—	—	12	7	13

Less - Pakistan
2005	5	77	18	—	—	—	5	77	18
2006	4	76	17	—	—	—	4	76	17

Continuing Operations
2005	371	589	469	(3)	—	(3)	368	589	466
2006	440	652	549	(4)	—	(4)	436	652	545

Occidental Petroleum Corporation
Cash and Cash Equivalents
($Millions)

Reconciliation to Generally Accepted Accounting Principles (GAAP)

	31-Dec-06	31-Mar-07
Cash and cash equivalents	1,339	1,292
Short-term investments	240	213
	1,579	1,505
Roundings for presentation	21	(5)
	1,600	1,500

 Occidental Petroleum Corporation

 Chemical - Percent of Sales

 Reconciliation to Generally Accepted Accounting Principles (GAAP)

 For the Year Ended December 31, 2006

 Amounts in $ Millions Except % of Sales

Sales
Oil and Gas	12,676
Chemical	4,815
Other	170
17,661

	$ AMT	% of Sales
Chemicals
Segment income	901
Less: significant items affecting earnings
None	—
Core earnings	901	18.7%